Exhibit 99.1

Contact:

Provectus Biopharmaceuticals, Inc.	Porter, LeVay & Rose, Inc.
Peter R. Culpepper, CFO, COO	Marlon Nurse, DM, SVP – Investor Relations
Phone: 866-594-5999 #30	Phone: 212-564-4700
Bill Gordon – Media Relations
Phone: 212-724-6312

PROVECTUS SIGNS MEMORANDUM OF UNDERSTANDING WITH SINOPHARM-CHINA STATE INSTITUTE OF PHARMACEUTICAL INDUSTRY, AND SINOPHARM A-THINK PHARMACEUTICAL CO., LTD.

Negotiations on Licensing PV-10 in China Opened

KNOXVILLE, TN, August 18, 2014— Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT) (http://www.pvct.com), a development-stage oncology and dermatology biopharmaceutical company (“Provectus”), announced today that it entered into a Memorandum of Understanding (“MOU”) with Sinopharm-China State Institute of Pharmaceutical Industry (“Sinopharm-CSIPI”), the leader among all pharmaceutical research institutes in China, and Sinopharm A-THINK Pharmaceutical Co., Ltd. (“Sinopharm A-THINK”), the only injectable anti-tumor drug research and development, manufacture and distribution integrated platform within Sinopharm Group.

The key component of the MOU provides that “Sinopharm-CSIPI and Sinopharm A-THINK desire to obtain an exclusive license to commercialize PV-10 within [the People’s Republic of] China territory, and PVCT is willing to grant such license to Sinopharm.”

During the next three months, the parties will seek to enter into a definitive licensing contract, subject to additional negotiation, due diligence, and any required regulatory and corporate approvals. The parties will further address the details of the license; the use of the technology from Provectus to Sinopharm A-THINK in China; the process for commercialization; and payments to Provectus (upfront, milestone and royalties). Provectus intends to manufacture PV-10 in the USA and Sinopharm A-THINK will distribute PV-10 in China.

The MOU, which is governed by Chinese law, stems from negotiations led by Network 1 Financial Securities, a financial advisor to Provectus. The parties met at the headquarters of Sinopharm-CSIPI in Shanghai, China. In attendance were the senior management members of Sinopharm Group, as well as senior Provectus personnel. Provectus presented clinical and nonclinical data of its drug, PV-10. The experts and scientists from Sinopharm-CSIPI and Sinopharm A-THINK had an extensive and substantial discussion with the Provectus team. The MOU provides that “the parties agreed that PV-10 is an advanced innovative drug representing the oncology research trend worldwide, [which] will provide extensive economic and social benefits to [the Chinese] market.”

In addition, the MOU says that all “parties recognized the achievements gained during PV-10’s clinical trial on melanoma, breast cancer and cancer of liver, plus the systematic effect on human immune efficacy, and PV-10 could be applied to other indications such as lung cancer, pancreatic cancer, prostate cancer and kidney cancer.”

The MOU contains customary provisions regarding confidential information, publicity, and intellectual property, and is non-binding upon the parties (except for certain non-material provisions). The MOU shall continue in effect until the earliest of the replacement of the MOU with a definitive agreement, one month prior written notice by either Provectus or Sinopharm, or ninety days from the signing of the MOU.

About Sinopharm

China National Pharmaceutical Group Corporation, (Sinopharm) is the largest medical and healthcare group in China which is directly managed by the State-owned Assets Supervision and Administration Commission of the State Council (SASAC), with the core businesses of distribution, logistics, retail, scientific research and manufacture of healthcare related products. Sinopharm owns 10 wholly owned or holding subsidiaries, and 5 listed companies including Sinopharm Group Co., Ltd. (01099.HK), China National Medicines Co., Ltd. (600511.SH), Beijing Tiantan Biological Products Co., Ltd. (600161.SH), Shyndec Pharmaceutical Co., Ltd. (600420.SH) and Shenzhen Accord Pharmaceutical Co., Ltd. (200028.SZ). The sales revenue of Sinopharm exceeded RMB 160 billion in 2012. It is the only Chinese pharmaceutical company whose sales revenue exceeds RMB 100 billion.

For more information, visit: http://www.sinopharm.com.

About Sinopharm-China State Institute of Pharmaceutical Industry

Sinopharm-China State Institute of Pharmaceutical Industry originated from the Shanghai Institute of Pharmaceutical Industry which was founded in 1957. Sinopharm-CSIPI is a top bio-science research and pharmaceutical application-base research institute in China, with the core businesses of innovation drug development, distribution, logistics, and scientific research of healthcare related products. It is one of the National Pharmaceutical Technology Innovation Bases.

For more information, visit: http://www.csipi.com.cn.

About Sinopharm A-THINK Pharmaceuticals Co., Ltd.

Sinopharm A-THINK Pharmaceuticals Co., Ltd., founded in 1997, focuses on injectable anti-tumor and anti-hepatitis product development. Sinopharm A-THINK is the only anti-tumor and anti-virus drug development and manufacture integrated platform within Sinopharm Group, with the core business of new Oncology drug R&D, manufacture and distribution throughout China.

About Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc., established in 1983, is a full-service investment bank dedicated to assisting private and public companies capitalize on the rapidly changing global capital markets.

Network 1 Financial Securities is registered member of the Financial Industry Regulatory Authority (FINRA), the NASDAQ Stock Market, and the Securities Insurance Protection Corporation (SIPC); and it is registered as a broker-dealer with the U.S. Securities and Exchange Commission (SEC).

For more information, visit: http://www.network1financial.com

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals, Inc., specializes in developing oncology and dermatology therapies. PV-10, its novel investigational drug for cancer, is designed for injection into solid tumors (intralesional administration), thereby reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This letter contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014), and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with a phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary;

•	our determination whether to license PV-10, our melanoma drug product candidate, and other solid tumors such as liver cancer, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as liver cancer;

•	our ability to license our dermatology drug product candidate, PH-10, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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